UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION
          KEYSPAN ENERGY CORP\LILCO COMBINATION AND LIPA TRANSACTION


The following unaudited pro forma financial information reflects adjustments to the historical financial statements of LILCO to give effect to the transfer of LILCO's gas and generation business to subsidiaries of MarketSpan Corporation (MarketSpan), the stock acquisition of LILCO by a wholly owned subsidiary of LIPA and the combination between KeySpan Energy Corporation (KeySpan) and LILCO (Combination). The unaudited pro forma consolidated condensed balance sheet at March 31, 1998 gives effect to the LIPA Transaction and the Combination as if they had occurred at March 31, 1998. The unaudited pro forma consolidated condensed statement of income for the 12-month period ended March 31, 1998 gives effect to the LIPA Transaction and the Combination as if they had occurred on April 1, 1997. These statements are prepared on the basis of accounting for the Combination under the purchase method of accounting and are based on the assumptions set forth in the notes thereto.

The following pro forma financial information has been prepared from, and should be read in conjunction with, the LIPA Agreement (Annex D to the Joint Proxy dated June 27, 1997), and the historical consolidated financial statements and related notes thereto of KeySpan and LILCO. The following information is not necessarily indicative of the financial position or operating results that would have occurred had the LIPA Transaction and the Combination been consummated on the date, or at the beginning of the period, for which the LIPA Transaction and the Combination are being given effect nor is it necessarily indicative of future operating results or financial position.

                             MARKETSPAN CORPORATION
            UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                       3/31/98
                                  (In Millions)

                                                          Sale                 MarketSpan
                                           LILCO           to       Pro Forma   before     Keyspan       Pro Forma
                                         (Historical)    LIPA (1)  Adjustments  KeySpan   (Historical)   Adjustments     MarketSpan
                                         -----------   ----------- ----------- ---------  ------------   -----------     ----------
ASSETS
PROPERTY
Utility Plant
   Electric                                $4,031.6        2,929.4               1,102.2                                    1,102.2
   Gas                                      1,233.3            0.0               1,233.3       1,873.1                      3,106.4
   Common                                     290.2            0.0                 290.2                                      290.2
   Construction work in progress              118.7           41.1                  77.6                                       77.6
   Nuclear fuel in process and in reactor      18.1           18.1                   0.0                                        0.0
   Less - Accumulated depreciation              0.0            0.0                   0.0                                        0.0
       and amortization                    (1,877.8)        (952.3)               (925.5)       (474.8)                    (1,400.3)
                                         ----------- --------------   --------     ------- -------------  -------------    ---------
Total Net Utility Plant                     3,814.1        2,036.3       0.0     1,777.8       1,398.3            0.0       3,176.1
  Gas exploration and production, at cost       0.0            0.0                               723.6                        723.6
     Less - Accumulated depletion               0.0            0.0                              (256.5)                      (256.5)
                                                                                            -------------                 ----------
                                         ----------- -------------- ---------     -------                -------------
Total Net Plant                             3,814.1        2,036.3       0.0     1,777.8       1,865.4            0.0       3,643.2
                                         ----------- -------------- ---------     ------- -------------  -------------    ----------
                                         ----------- -------------- ---------                            -------------
Cost In Excess of Net Assets Acquired           0.0            0.0       0.0         0.0           0.0          177.0(6)      177.0
                                         ----------- -------------- ---------     ------- -------------  -------------    ----------
REGULATORY ASSETS
Base financial component  (less accumulated
   amortization of $883.5 )                 3,155.3        3,155.3
Rate moderation component                     434.0          434.0
Shoreham post-settlement costs              1,005.3        1,005.3
Regulatory tax asset                        1,737.9        1,716.9                  21.0                         67.7  (5)     88.7
Postretirement benefits other than pensions   340.1            0.0    (287.7)(2)    52.4                          0.0          52.4
Other                                         419.2          329.2                  90.0                         29.4  (6)    119.4
                                         ----------- -------------- ---------     ------- -------------  -------------    ----------
Total Regulatory Assets                     7,091.8        6,640.7    (287.7)      163.4           0.0           97.1         260.5
                                         ----------- -------------- ---------     ------- -------------  -------------    ----------
NONUTILITY PROPERTY AND OTHER INVESTMENTS      50.8           17.9       0.0        32.9         105.5          (64.8)(16)     73.6
                                         ----------- -------------- ---------     ------- -------------  -------------    ----------
CURRENT ASSETS
Cash and cash equivalents                     180.9           75.0   2,482.5 (3) 2,418.4          72.1                      2,555.3
                                                                        75.0(10)
                                                                        (4.6)(11)
                                                                       (21.0)(12)
                                                                        64.5(12)
                                                                       (33.9)(12)
                                                                      (250.0)(13)                                 64.8 (16)
Deferred tax asset                              0.0            0.0     236.6 (4)   236.6           0.0                        236.6
Accounts receivable and accrued revenues      466.1          328.6      14.4 (2)   151.9         335.3                        487.2
Other Current Assets                          211.3            3.3     (64.5)(12)  143.5          76.8                        220.3
                                         ----------- -------------- ---------     ------- -------------  -------------    ----------
TOTAL CURRENT ASSETS                          858.3          406.9   2,499.0     2,950.4         484.2           64.8       3,499.4
DEFERRED CHARGES                               85.7           47.7       0.0        38.0         180.4         (104.4)(5)(6)  114.0
                                         ----------- -------------- ---------     ------- -------------  -------------     ---------
CONTRACTUAL RECIEVABLE FROM LIPA                0.0            0.0     273.3 (2)   273.3           0.0            0.0         273.3
                                         ----------- -------------- ---------     ------- -------------  -------------     ---------
TOTAL ASSETS                               11,900.7        9,149.5   2,484.6     5,235.8       2,635.5          169.7       8,041.0
                                         =========== ============== =========     ======= =============  =============    ==========


CAPITALIZATION AND LIABILITIES
CAPITALIZATION
Common Shareowners' Equity                  2,662.5        2,500.8   2,497.5 (3) 2,605.6       1,083.5          136.4  (6)  3,812.5
                                                                       (15.0)(3)                                (13.0) (6)
                                                                       (13.0)(6)
                                                                       (21.0)(12)
                                                                        (4.6)(11)
                                                                                                                 (6.4)(17)     (6.4)
Long-term debt, includes
  current maturities                        4,482.9        3,396.1               1,086.8         782.1            6.4 (17)  1,875.3
Preferred stock                               702.0          339.0                 438.0           0.0            0.0         438.0
                                                                        75.0(10)                                                0.0
                                         ----------- --------------   ---------     ------- -------------  -------------  ----------
Total Capitalization                        7,847.4        6,235.9   2,518.9     4,130.4       1,865.6          143.4       6,119.4
                                         ----------- -------------- ---------     ---------------------  -------------    ----------
REGULATORY LIABILITIES                        389.4          365.1       0.0        24.3           0.0            0.0          24.3
                                         ----------- -------------- ---------     ------- -------------  -------------    ----------
CURRENT LIABILITIES
Accounts payable and accrued expenses         228.6          101.7      13.0 (6)   139.9         110.0           46.3(6)      296.2

Accrued taxes (including
  Federal income tax)                          34.8                    399.0 (4)   346.3          38.4                        384.7
                                                                       (87.5)(13)
Other current liabilites                      324.0           52.7                 271.3         115.7            0.0         387.0
                                         ----------- -------------- ---------     ------- -------------  -------------    ----------
                                              587.4          154.4     324.5       757.5         264.1           46.3       1,067.9
                                         ----------- -------------- ---------     ------- -------------  -------------    ----------
DEFERRED CREDITS
Deferred federal income tax                 2,539.4        2,377.0    (162.4)(4)    87.5         288.9                        376.4
                                                                        87.5(13)
Other                                          69.4           19.7                  49.7         119.9                        169.6
                                         ----------- -------------- ---------     ------- -------------  -------------    ----------
Total Deferred Credits                      2,608.8        2,396.7     (74.9)      137.2         408.8            0.0         546.0
                                         ----------- -------------- ---------     ------- -------------  -------------    ----------
OPERATING RESERVES                            467.7           (2.6)    (33.9(12)   436.4           0.0            0.0         436.4
                                                                      (250.0(13)  (250.0)                                    (250.0)
                                         ----------- -------------- ---------     ------- -------------  -------------    ----------
COMMITMENTS AND CONTINGENCIES                   0.0            0.0       0.0         0.0           0.0            0.0           0.0
                                         ----------- -------------- ---------     ------- -------------  -------------    ----------
MINORITY INTEREST IN SUBSIDIARY COMPANY         0.0            0.0       0.0         0.0          97.0            0.0          97.0
                                         ----------- -------------- ---------     ------- -------------  -------------    ----------
TOTAL CAPITALIZATION AND LIABILITIES       11,900.7        9,149.5   2,484.6     5,235.8       2,635.5          169.7       8,041.0
                                         =========== ============== =========    ======= =============  =============    ==========

SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS.


                             MARKETSPAN CORPORATION
         UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME
                   FOR THE TWELVE MONTHS ENDED MARCH 31, 1998
                     (In Millions Except Per Share Amounts)


                                                        Sale          Pro        MarketSpan
                                             LILCO        to          Forma         before     KeySpan      Pro Forma
                                         (Historical)  LIPA (1)     Adjustments    KeySpan    (Historical)  Adjustments  MarketSpan
                                         -----------  -----------   ----------   -----------  -----------   -----------  -----------


REVENUES
Electric                                   $2,478.4     $2,100.6      $11.5(7)       $389.3         $0.0                     $389.3
Gas - Utility sales                           645.7                                   645.7      1,299.5                    1,945.2
Gas production and other                                                                0.0        130.5                      130.5
                                          --------  -----------   --------     -----------  -----------     -----------  -----------
Total Revenues                              3,124.1      2,100.6       11.5         1,035.0      1,430.0             0.0    2,465.0

OPERATING EXPENSES
Operations - fuel and purchased power         957.8        658.3                      299.5        524.7                      824.2
Operations - other                            400.0        244.8                      155.2        365.5                      520.7
Maintenance                                   111.1         62.3                       48.8         57.1                      105.9
Depreciation, depletion and amortization      158.5         95.4                       63.1        128.5            2.9(6)    194.5
Base financial component amortization         101.0        101.0                        0.0          0.0                        0.0
Rate moderation component amortization        (35.1)       (35.1)                       0.0          0.0                        0.0
Regulatory liability component amortizatio    (88.6)       (88.6)                       0.0          0.0                        0.0
Other regulatory amortization                  47.3         36.0                       11.3          0.0                       11.3
Operating taxes                               466.3        261.6                      204.7        150.0                      354.7
Federal income taxes                          237.5        205.5        4.0(8)         36.0         58.3                       94.3
                                          --------  -----------    ----------     -----------  -----------     ----------- ---------
Total Operating Expenses                    2,355.8      1,541.2        4.0           818.6      1,284.1             2.9    2,105.6
                                          --------  -----------    ----------     -----------  -----------     ----------- ---------
Operating Income                              768.3        559.4        7.5           216.4        145.9            (2.9)     359.4

Other Income and (Deductions)                  (1.6)        29.5                      (31.1)        25.1                       (6.0)
                                          --------  -----------    ----------     -----------  -----------     -----------  --------
Income Before Interest Charges                766.7        588.9        7.5           185.3        171.0            (2.9)     353.4

Interest Charges                              404.5        311.6                       92.9         44.5                      137.4
                                          --------  -----------    ----------     -----------  -----------     ----------- ---------
NET INCOME                                    362.2        277.3        7.5            92.4        126.5            (2.9)     216.0
                                          --------  -----------    ----------     -----------  -----------     -----------   -------
Preferred stock dividend requirements          51.8         22.9        6.0(10)        34.9          0.1                       35.0
                                          --------  -----------    ----------     -----------  -----------     ----------- ---------
EARNINGS FOR COMMON STOCK                    $310.4       $254.4       $1.5           $57.5       $126.(14)        ($2.9)    $181.0
                                          ========  ===========    ==========     ===========  ===========     =========== =========

Average Common Shares Outstanding             121.4        121.4      121.4           121.4         50.7           (14.7)     157.4
                                          ========  ===========    ==========     ===========  ===========     ===========  ========

EARNINGS PER COMMON AND EQUIVALENT SHARES     $2.56       $2.10       $0.01           $0.47        $2.49                    $1.15(9)
                                          ========  ===========    ==========     ===========  ===========                 =========


SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS.



NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

1. The historical financial statements of LILCO have been adjusted to give effect to the transaction with LIPA on May 28, 1998, pursuant to which LILCO transferred certain of its net assets relating to its gas and generation business ("Transferred Assets") to subsidiaries of MarketSpan Corporation. LIPA then acquired LILCO in a stock sale. The adjustments are based upon a disaggregation of LILCO's balance sheet and operations as estimated by the management of MarketSpan, and are subject to adjustment pursuant to the terms of the LIPA agreement.

     In connection with this transaction, the principal assets acquired by LIPA through its stock acquisition of LILCO include the electric transmission and distribution system ("The LIPA Transmission and Distribution System"), LILCO's 18% interest in Nine Mile Point 2 nuclear power station, certain of LILCO's regulatory assets associated with its electric business and an allocation of accounts receivable and other assets. The principal liabilities assumed by LIPA include LILCO's regulatory liabilities associated with its electric business, a portion of LILCO's long-term debt and an allocation of accounts payable, accrued expenses, customer deposits, other deferred credits and claims.

2. In connection with the LIPA Transaction, LIPA is contractually responsible for reimbursing MarketSpan for postretirement benefits other than pension costs, related to employees of LILCO's electric business. A pro forma adjustment has been reflected to reclassify the associated regulatory asset for postretirement benefits other than pensions to current and non-current accounts receivable pursuant to LIPA's obligation to a subsidiary of MarketSpan.

3. The Cash Purchase Price paid by LIPA in connection with its stock acquisition of LILCO was $2,497.5 million as determined based upon the estimated net book value of the LILCO Retained Assets of $2,500.8 million. In addition, the LIPA Transaction required MarketSpan upon the closing of the transaction to remit to LIPA $15 million associated with the certain real estate tax litigation recoveries. The net cash received by MarketSpan amounted to:

       Cash Purchase Price                      $2,497.5
       Cash paid to LIPA                           (15.0)
                                                --------
       Net Cash                                 $2,482.5
                                                ========

4. The Transferred Assets from LILCO to subsidiaries of MarketSpan will result in the imposition of federal income taxes on LILCO. Pursuant to the Merger Agreement, the subsidiaries created by MarketSpan will receive the benefit of the increased tax basis of the Transferred Assets and will receive the Transferred Assets net of the tax imposed on LILCO. The tax is derived from the difference between the fair market value of the Transferred Assets and their existing tax basis. There are many different ways of valuing assets which may result in substantially different values. MarketSpan has retained professional appraisers to assist it in determining the fair market value of the Transferred Assets. However, the valuation determined by its appraisers is not binding on the Internal Revenue Service, which may assert a higher value and a correspondingly greater tax liability. Thus, the actual tax liability and the amount of cash that will be available to MarketSpan net of such liability cannot be determined at this time. The unaudited pro forma consolidated balance sheet as of March 31, 1998, reflects an estimated tax liability of approximately $399 million based upon an estimate of the value of the Transferred Assets. For pro forma financial reporting purposes, the subsidiaries reversed the existing deferred tax liability of $162 million relating to the Transferred Assets and recorded a $237 deferred tax asset, reflecting the estimated income tax effect by which the tax basis of the Transferred Assets exceeded their book basis.

5. The unaudited pro forma condensed consolidated balance sheet as of March 31, 1998 reflects the reclassification of $67.7 million of KeySpan regulatory tax assets from deferred charges to regulatory assets in order to consistently present the regulatory assets.


6. The purchase price for KeySpan, which amounted to approximately $1.260 billion including certain transaction costs not recoverable through rates, has been determined based upon an average of LILCO's opening and closing stock prices for the two trading days before and three trading days after December 29, 1996, the Transaction date. The purchase price has been allocated to assets acquired and liabilities assumed based upon their estimated fair values. It is anticipated that the fair value of the utility assets acquired is represented by their book value, which approximates the value of these assets recognized by the New York State Public Service Commission (PSC) in establishing rates which are designed to, among other things, provide for a return on the book value of these assets and the recovery of costs included as depreciation and amortization charges. The estimated fair values of KeySpan non-utility assets approximate their carrying values.


At March 31, 1998, the purchase price exceeded the fair value of the net assets acquired by $177.0 million, which MarketSpan expects to amortize over 40 years. The actual amount of goodwill to be recorded will be based on the net assets acquired as of the closing date.


MarketSpan estimates total transaction costs related to the KeySpan Transaction to be $70 million, $23.7 million of which has been incurred through March 31, 1998. Accordingly, a pro forma adjustment of $46.3 million has been recorded to reflect additional transaction costs anticipated to be incurred subsequent to March 31, 1998. Of the total transaction costs, $29.4 million has been reclassified to Regulatory Assets as MarketSpan will recover these amounts through rates charged to its gas customers.

In addition, MarketSpan estimates transaction costs related to the LIPA Transaction to be $26 million, $13 million of which has been incurred through March 31, 1998. A pro forma adjustment of $13 million has been recorded to reflect the additional costs anticipated to be incurred subsequent to March 31, 1998.

7. The agreement with LIPA includes a provision for MarketSpan to earn in the aggregate approximately $11.5 million in annual management service fees from LIPA for the management of the LIPA Transmission and Distribution System and the management of all aspects of fuel and power supply. These agreements also contain certain incentive and penalty provisions which could materially impact earnings from such agreements.


8. The net pro forma charge of $4.0 million represents the income tax effect associated with the recording of the pro forma adjustments for the $11.5 million management fee (See Note 7).


9. No adjustments have been made to earnings on common stock to reflect earnings on net available proceeds of approximately $1.6 billion to be received, after remittances to subsidiaries of MarketSpan of approximately $350 million for working capital purposes, (see Note 3) payment of taxes related to the Transferred Assets and the funding of VEBA Trusts (see Note 13). If these funds were invested at 5.93% (the 30 year US Treasury Bond yield at March 31, 1998), MarketSpan would have realized additional interest income, net of taxes, of approximately $60.6 million, or approximately $.39 per share, on a pro forma consolidated basis. Each one percent change in the assumed interest rate, would increase/decrease interest income, net of taxes, by $11.0 million. LILCO's allowed rate of return on its common equity for its electric business for the year ended March 31, 1998 was 11%.

10. As more fully described in the section entitled "The LIPA Transaction-Agreement and Plan of Merger," as described in the Joint Proxy Statement/Prospectus dated June 27, 1997, LILCO transferred the Transferred Assets to subsidiaries of MarketSpan in exchange for shares of MarketSpan common stock, and $75 million face amount of privately placed MarketSpan Preferred Stock. This Preferred Stock, issued in two series, is non-voting and non-convertible. One series has a term of seven years and the other series h as a term of ten years. For purposes of these pro forma financial statements, MarketSpan has issued $75 million of Preferred Stock which LILCO re-sold for $75 million and retained the proceeds (i.e. a Retained Asset). A pro forma adjustment of $5.3 million has been recorded to reflect the increased preferred stock dividend requirements.

11. A pro forma adjustment in the amount of $4.6 million was made to reflect call premiums, related to the redemption of certain series of LILCO preferred stock.

12. A pro forma adjustment of $21.0 million has been recorded to reflect benefits payable to LILCO officers subsequent to March 31, 1998 resulting from the completion of the LIPA and KeySpan Transactions. These amounts principally relate to incentive compensation plans, transaction related incentives and contract benefits. In accordance with previously executed employment agreements, LILCO paid during the fiscal year ended March 31, 1998 and through the
Transaction date a total of $67 million to its officers. Approximately $42 million of such payments related to its chairman and $25 million to its officers.

13. A pro forma adjustment of $250 million to reflect the funding of VEBA trusts related to LILCO's obligations with respect to post employment benefits other than pensions with proceeds from the LIPA Transaction and the associated tax benefits of $87.5 million.

14. KeySpan earnings for the 12 month period ended March 31, 1998 included non-recurring net gains of $0.25 per share.

15. The unaudited pro forma consolidated condensed financial statements reflect the exchange of each share of LILCO Common Stock outstanding into 0.880 shares of MarketSpan common stock and each share of KeySpan common stock outstanding into one share of MarketSpan common stock, as provided in the KeySpan/LILCO Agreement.

16. A pro forma adjustment has been recorded to reflect the repayment by LIPA of amounts funded by LILCO and KeySpan to purchase an interest rate hedge instrument. The repayment includes principal plus interest.

17. A pro forma adjustment has been recorded to reflect the issuance of MarketSpan preferred stock, the proceeds from which were used to fund employee 401(k) plans.